                                                                     EXHIBIT 4.1

FORM OF 3 7/8% CONVERTIBLE PROMISSORY NOTE DUE MARCH 29, 2007

Note No.     Holder:                      Amount of Note:    Permitted Assigns ([sec]14(d)(1)):
--------     -------                      ---------------    ----------------------------------
   A-1       Anthem Investors, LLC          $33,000,000      HBK Main Street Investments, L.P.

   A-2       Anthem Investors, LLC          $22,000,000      Delta Opportunity Fund (Institutional), LLC

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                                 CEPHALON, INC.

              3 7/8% CONVERTIBLE PROMISSORY NOTE DUE MARCH 29, 2007

No. A-__                                                             $__,000,000

         Cephalon, Inc., a Delaware corporation (the "Company"), for value
                                                      -------
received, hereby promises to pay to ANTHEM INVESTORS, LLC or its registered assigns (the "Holder"), the principal sum of _____________ Dollars ($___,000,000), together with all accrued and unpaid interest, on March 29, 2007 (the "Maturity Date"). Interest shall accrue at the rate of 3 7/8% per annum
      -------------
until the principal hereof is due, except that interest shall accrue at the rate of 8 7/8% per annum on any interest and principal from the date such interest or principal is due until the obligation of the Company with respect to the payment of such interest or principal, as the case may be, on this Convertible Promissory Note (this "Note") shall be discharged. The Company shall pay
                       ----
interest semiannually on April 15 and October 15 of each year, commencing on October 15, 2002. Interest shall accrue on this Note from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on this Note to the Person who is the Holder of this Note at the close of business on April 1 and October 1, as the case may be, next preceding the related interest payment date. Payment of the principal and accrued and unpaid interest of this Note at maturity (whether by acceleration, redemption or otherwise) shall be made upon the surrender of this Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the Holder hereof) (the "Designated Office"), in United States of America legal tender. All amounts
      -----------------
payable in cash with respect to this Note shall be made by wire transfer to the Holder; provided that if the Holder shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company shall make such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder as such address shall appear in the Company security register. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to those terms in Section 1 hereof.

         1.   Definitions.

         Unless otherwise defined in this Note, the following capitalized terms shall have the following respective meanings when used herein:

         "Affiliate" of any specified Person means any other Person directly or
          ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day except a Saturday, Sunday or other day on
          ------------
which the banks in the State of New York are required or authorized by law to be closed.

         "Change of Control" has the meaning set forth in Section 9 herein.
          -----------------

         "Closing Price" means, for any date, the price determined by the first
          -------------
of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the highest closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the mutual agreement of the Company and the Holder.

         "Common Stock" means the Common Stock, par value $.01 per share, of the
          ------------
Company. Subject to the provisions of this Section 1, shares issuable on conversion of this Note shall include Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof.

         "Conversion Price" means $70.36, as adjusted pursuant to Section 7
          ----------------
herein.

         "Effective Date" means the date that the registration statement meeting
          --------------
the requirements set forth in the Registration Rights Agreement and covering the resale of the Securities by the Holder is first declared effective by the Securities and Exchange Commission.

         "Eligible Market" means the New York Stock Exchange, the American Stock
          ---------------
Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

         "Person" shall mean and include an individual, a partnership, a
          ------
corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

         "Purchase Agreement" means that certain Class A Interest Purchase
          ------------------
Agreement executed and delivered in connection herewith by and between the Company and Anthem Investors, LLC.

         "Original Issue Date" means the date of the first issuance of any
          -------------------
Notes, regardless of the number of transfers of any particular Note.

         "Registration Rights Agreement" means that certain Registration Rights
          -----------------------------
Agreement executed and delivered in connection herewith by and between the Holder and the Company.

         "Securities" means this Note and the Common Stock.
          ----------

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Subsidiary" shall mean (a) any corporation of which more than 50% of
          ----------
the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

         "Trading Day" means (i) if the Common Stock is listed or quoted and
          -----------
traded on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or quoted and traded on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not listed or quoted and traded on the Nasdaq National Market or listed or quoted and traded on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Transaction Documents" means this Note, the Registration Rights
          ---------------------
Agreement and the Purchase Agreement.

         "Triggering Event" means any of the following events: (a) the Common
          ----------------
Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three (3) consecutive Trading Days; (b) the Company fails for any reason to deliver a certificate evidencing this Note or shares of Common Stock issuable upon conversion of

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this Note to the Holder within ten (10) Trading Days after delivery of such certificate is required pursuant to any Transaction Document or if conversion rights, with respect to this Note are otherwise suspended for any reason for a period of more than five (5) consecutive Trading Days; (c) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Common Stock upon any conversion of this Note; (d) at any time after the Required Effectiveness Date (as defined in the Registration Rights Agreement), any Common Stock issuable upon the conversion of this Note is not listed on an Eligible Market for a period of three (3) consecutive Trading Days; (e) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (f) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for sixty (60) consecutive days; (g) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five (5) Trading Days after notice of such default is first given to the Company by the Holder; or (h) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of twenty (20) days after the date on which notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within twenty (20) days).

         2.   Redemption by Holder.

                   (a) The Holder, in its sole option, on March 28, 2005
(the "Optional Redemption Date"), may elect to require the Company to redeem
      ------------------------
this Note in whole or in part at a redemption price equal to 100% of such principal amount, together with all accrued and unpaid interest through the date of redemption (the "Redemption Price"). To redeem this Note for cash on
                         ----------------
the Optional Redemption Date under this Section 2(a), the Holder shall send at least ten (10) Business Days prior to the Redemption Date to the Company a notice by first-class mail, overnight courier, or hand delivery specifying the amount of principal of this Note to be redeemed by the Holder (the "Optional
                                                                    --------
Redemption Notice") along with this Note duly endorsed or assigned to the
-----------------
Company in blank, provided that any failure of the Holder to surrender the Note as provided herein shall not invalidate the redemption. The Company shall pay or cause to be paid to the Holder the Optional Redemption Price in cash on the Optional Redemption Date or such later date on which this Note is surrendered to the Company at the Designated Office in the manner set forth in the introductory paragraph to this Note.

                   (b) The Holder, in its sole option upon the occurrence of a Triggering Event (the "Triggering Event Redemption Date" and together with the
                       --------------------------------
Optional Redemption Date, a "Redemption Date"), may elect to require the
                             ---------------
Company to redeem this Note in whole or in part at the Redemption Price. To exercise its option to redeem this Note for cash under this Section 2(b), the Holder shall send to the Company a notice by first-class mail, overnight courier, or hand delivery specifying the amount of principal of this Note to be redeemed by the Holder (the "Redemption Notice") within sixty (60) days
                             -----------------
following the occurrence of the Triggering Event to which such Triggering Event Redemption Date relates, along with this Note duly endorsed or assigned to the Company in blank, provided that any failure of the Holder to surrender this Note as provided herein shall not invalidate the redemption. The Company shall pay or cause to be paid to the Holder the Redemption Price in cash within ten (10) Business Days following the date of the Redemption Notice or such later date on which this Note is surrendered to the Company at the Designated Office.

         3. Registration of Notes. The Company shall register this Note upon records to be maintained by the Company for that purpose (the "Note Register")
                                                               -------------
in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the Company to the contrary.

         4. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at the Designated Office. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a "New Note"), evidencing the portion of this Note so
                       --------
transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

         5. Conversion. At the option of the Holder, all (or any portion thereof equal to $1,000 or any integral multiple thereof) of the principal amount of this Note may be converted into Common Stock based on the then-applicable Conversion Price. The Holder may convert this Note into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Company a notice, in the form attached hereto (the "Conversion Notice"), appropriately completed and duly
                      ----------------
signed (and accompanied or preceded by a certificate as to the incumbency and signature of such signatory), and the date any such Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is a "Conversion Date."
                         ---------------

         6.   Mechanics of Conversion.

                   (a) The number of shares of Common Stock issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price on the Conversion Date.

                   (b) Upon conversion of this Note, the Company shall promptly (but in no event later than three (3) Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate on the Conversion Notice a certificate for the

Common Stock issuable upon such conversion, with appropriate restrictive legends and shall pay or cause to be paid to the Holder, or its designee, in cash the amount of any accrued and unpaid interest, if any, through the Conversion Date. The Holder, or any Person so designated by the Holder to receive Common Stock, shall be deemed to have become holder of record of such Common Stock as of the Conversion Date. The Company shall, upon request of the Holder, use its commercially reasonable efforts to deliver Common Stock hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                   (c) The Holder shall be required to deliver this Note in order to receive certificates for common stock pursuant to a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

                   (d) The Company's obligations to issue and deliver Common Stock upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Common Stock.

         7. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 7.

                   (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder thereafter shall be entitled to receive that number of shares of Common Stock which it would have owned had this Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                   (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 7) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (f) of this Section 7) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                   (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (a) dividends or distributions paid exclusively in cash or (b) dividends or distributions referred to in subsection (a) of this Section 7, or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 7 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (f) of this Section 7) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an officers' certificate delivered to the Holder) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (f) of this Section 7) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                   In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price (or the Conversion Price) per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of the Note shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Note on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
Section 7(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                   In the event that the Company implements a stockholder rights splan ("Rights Plan"), upon conversion of the Note into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the holders of the Note will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 7(c).

                   Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Specified Event"): (i) are deemed to be transferred with such
                  ---------------
shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7 (and no adjustment to the Conversion Price under this Section 7 will be required) until the occurrence of the earliest Specified Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Specified Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7 was made, (a) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Specified Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(b) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                   (d) Distributions. In case the Company shall, by dividend or
                       -------------
otherwise, at any time distribute (a "Triggering Distribution") to all or
                                      -----------------------
substantially all holders of its Common Stock cash, the Holder shall be entitled to such cash distribution as if such Holder had converted this Note into shares of Common Stock.

                   (e) Tender Offer. In case any tender offer made by the
                       ------------
Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an officers' certificate delivered to the Holder) of any other consideration) that exceeds the product of the lesser of (x) the Conversion Price then in effect and (y) the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 7 as of the last date (the "Expiration
                                                                ----------
Date") tenders could have been made pursuant to such tender offer (as it may be
----
amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"),
                                                     ---------------
multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced by the amount of such excess (determined on a per share basis), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 7(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 7(e)

                  (f) For the purpose of any computation under this Section 7, the current market price (the "Current Market Price") per share of Common Stock
                               --------------------
on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsections (d) and (e) of this Section 7 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section
7. If the Closing Prices are unavailable, the Current Market Price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an officers' certificate delivered to the Holder).

                   (g) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock. To the extent that the Note become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                   (h) The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 7(b), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                   (i) Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to the Holder an officers' certificate briefly stating the facts requiring the adjustment and the manner of computing it.

                   (j) In the event that:

                   (1) the Company takes any action which would require an adjustment in the Conversion Price;

                   (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                   (3) there is a dissolution or liquidation of the Company,

the Company shall mail to the Holder a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 7.

                   (k) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then prior to such reclassification, change, consolidation, merger, combination or sale the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that (x) this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, and, if holders of Common Stock have the right to elect as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance, the Holder shall be provided the option (on the same time frame as is afforded to holders of Common Stock) to elect as to which kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance into which the Note will be convertible after the consummation of such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the Holder does not make any such election within the time frame provided, then for the purposes of this Section 7(k) the Holder shall be deemed to have elected to have the Note become convertible into the same kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance as is received by the holders of a plurality of the shares of Common Stock as to which an election has been made), (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the payment and performance of all of the Company's obligations under this Note, the Registration Rights Agreement and the Purchase Agreement and (z) if registration or qualification is required under the Securities Act or applicable state law for the public resale by the Holder of the shares of stock or other securities so issuable upon conversion of this Note, such registration or qualification shall be completed and effective prior to such reclassification, change, consolidation, merger, combination, sale or conveyance (it being understood that if the requirements of this clause (z) cannot be achieved by the Company, using commercially reasonable efforts, then such requirements shall be satisfied by the Company and/or successor or purchasing Person as promptly as practicable (but in no event later than thirty (30) days after the date of such event)). Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, without limitation, the provisions providing for the Holder's redemption rights set forth in
Section 2 herein. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                   (l) The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if our Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                   (m) Calculations. All calculations under this Section 7 shall
                       ------------
be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                   (n) Notice of Adjustments. Upon the occurrence of each
                       ---------------------
adjustment pursuant to this Section 7, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

                   (o) Notice of Corporate Events. If the Company (i) declares
                       --------------------------
a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change in Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         8. Limitation on Conversion. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Notes.

         9. Change in Control.

                   (a) If at any time that this Note remains outstanding there shall occur a Change in Control, the Holder shall have the right to receive, at its option, on the date of the consummation of such Change in Control or as of the date that is thirty (30) Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), either (A) for each share
                 -------------------------------
of Common Stock that would have been issuable upon such conversion of the Notes upon the effective time of such Change of Control, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, the holder of one share of Common Stock, (B) from March 29, 2002 but on or before March 29, 2003, cash in an amount equal to 110% of the outstanding principal amount of this Note plus all accrued but unpaid interest thereon through the date of payment, and after March 29, 2003, cash in an amount equal to 100% of the outstanding principal amount of this Note plus all accrued but unpaid interest thereon through the date of payment (in either case, the "Change in Control Purchase Price") or (C) to have such successor to
           --------------------------------
the Company or surviving entity in the Change of Control issue to the Holder a New Note with a principal balance equal to the outstanding principal balance of this Note, plus all accrued but unpaid interest thereon, and consistent with terms substantially equivalent to the terms of this Note held by such Holder and evidencing the Holder's right to convert such Note into the consideration described in clause (A). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control transaction, then the Holder shall be given the same choice as to the consideration it receives pursuant to clause (A) above. Failure of the Holder to timely provide written notice of its election shall be deemed an election by such Holder to receive the consideration specified in clause (C) above.

                   (b) If the Holder elects to receive the consideration specified in clause (C) in Section 9(a) above, (i) the successor entity shall be jointly and severally liable with the Company for the payment and performance of all of the Company's obligations under this Note, the Registration Rights Agreement and the Purchase Agreement and (ii) the Company and the successor entity shall, if registration or qualification is required under the Securities Act or applicable state law for the public resale by the Holder of the shares of stock or other securities so issuable upon conversion of this Note or the New Note, have such registration or qualification completed prior to such Change of Control (it being understood that if the requirements of this clause (ii) cannot be achieved by the Company, using commercially reasonable efforts, then such requirements shall be satisfied by the Company and/or successor or purchasing Person as promptly as practicable (but in no event later than thirty (30) days after the date of such event)). To the extent the Company elects to have the successor to the Company or the surviving entity issue a New Note, the terms of any agreement pursuant to which a Change of Control is effected shall include terms requiring any such successor or surviving entity to comply with the provisions substantially equivalent to the provisions of this Section 9 and providing that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Change of Control.

                        A "Change in Control" shall be deemed to have occurred
                           -----------------
if any of the following occurs after the date hereof:

                        (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

                        (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

                        (3) the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of "Change in Control," (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Note, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within sixty (60) days of the date of determination of a Change in Control.

                   (c) Within ten (10) Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                        (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                        (2) the date by which the Change in Control Purchase Notice pursuant to this Section 9 must be given;

                        (3) the Change in Control Purchase Date;

                        (4) the Change in Control Purchase Price;
                        (5) the Holder's right to require the Company to purchase the Note;
                        (6) briefly, the conversion rights of the Note;

                        (7) the Conversion Price and any adjustments thereto;

                        (8) that Note as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Section 7 of this Note only to the extent that the Change in Control Purchase Notice has been withdrawn by the Holder;

                        (9) the procedures that the Holder must follow to exercise rights under this Section 9;

                        (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                        (11) that the Holder must satisfy the requirements set forth in the Note in order to convert the Note.

                   (d) The Holder may exercise its rights specified in subsection (a) of this Section 9 upon delivery of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a "Change in Control Purchase Notice") to any the Company at any time prior to
 ---------------------------------
the close of business on the Business Day next preceding the Change in Control Purchase Date.

                        The delivery of such Note to the Company (together with all necessary endorsements) at the office of the Company shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                        The Company shall purchase from the Holder, pursuant to this Section 9, a portion of the Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.

                        Notwithstanding anything herein to the contrary, a Holder delivering to the Company the Change in Control Purchase Notice contemplated by this subsection (d) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 9(e) below.

                   (e) Upon receipt by the Company of the Change in Control Purchase Notice, the Holder shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to the Note. Such Change in Control Purchase Price shall be paid to the Holder promptly following the later of (a) the Change in Control Purchase Date with respect to the Note (provided the conditions in this Section 9 have been satisfied) and (b) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 9(a). A Note in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Section 7 on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

                   A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form) of withdrawal delivered by the Holder to the Company at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

                   (f) On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with a bank or trust company having a combined capital and surplus of at least $50,000,000 (the "Paying Agent") an amount of money (in immediately available funds if deposited
 ------------
on such Change in Control Purchase Date) sufficient to pay the aggregate Change in Control Purchase Price of the Note or portion thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 9(f) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

                         If the Paying Agent holds, in accordance with the terms
hereof, money sufficient to pay the Change in Control Purchase Price of the Note for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Note then, on the Change in Control Purchase Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid).

                   (g) Any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent, and promptly after the Change in Control Purchase Date the Company shall execute and deliver to the Holder of the Note, without service charge, a New Note or Notes, of such authorized denomination or denominations as may be requested by the Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

                   (h) In connection with any offer to purchase or purchase of a Note under Section 9, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holder and obligations of the Company to be exercised in the time and in the manner specified therein.

                   (i) To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 9(f) exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the Note or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Paying Agent shall return any such excess cash to the Company.

         10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Common Stock on conversion of this Note; in lieu thereof, an amount will be paid in cash based upon the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         11.  Event or Events of Default.

                   (a) An "Event of Default" shall occur if
                           ----------------

                        (1) the Company defaults in the payment of any interest on the Note when the same becomes due and payable and the default continues for a period of thirty (30) days;

                        (2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) the Note when the same becomes due and payable (whether at maturity, upon redemption, on a Change of Control Purchase Date or otherwise);

                        (3) the Company fails to comply with any of its other agreements contained in the Note and the default continues for the period and after the notice specified below;

                        (4) the Company defaults in the payment of the Redemption Price or the Change in Control Purchase Price of the Note when the same becomes due and payable; or

                        (5) the Company fails to provide a Change in Control Purchase Notice when required by Section 9; or

                        (6) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an "Instrument") with a principal amount then outstanding in excess of U.S. $10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Company by the Holder a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                        (7) the Company or any Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                             (i)   commences a voluntary case or proceeding;

                             (ii)  consents to the entry of an order for relief
against it in an involuntary case or proceeding;

                             (iii) consents to the appointment of a Custodian of
it or for all or substantially all of its property; or

                             (iv)  makes a general assignment for the benefit of
its creditors;
or
                        (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                             (i)   is for relief against the Company or any
Subsidiary in an involuntary case or proceeding;

                             (ii)  appoints a Custodian of the Company or
any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary; or
                             (iii) orders the liquidation of the Company or any
Subsidiary;

and in each case the order or decree remains unstayed and in effect for sixty
(60) consecutive days. The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law. Clauses (7) and (8) of this Section 11(a) shall each be referred to as a "Bankruptcy Event".

                   A default under clause (3) above is not an Event of Default until the Holder notifies the Company in writing of the default, and the Company does not cure the default within sixty (60) days after receipt of such notice. The notice given pursuant to this Section 11 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 11 is cured, it ceases.

              (b) If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 11(a) above) occurs and is continuing, the Holder may, by notice to the Company, declare all unpaid principal to the date of acceleration on the Note then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 11(a) occurs, all unpaid principal of the Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder, by notice to the Company, may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Note which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Note) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereto.

              (c) A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

              (d) The Holder, by notice to the Company, may waive an existing default or Event of Default and its consequence. When a default or Event of Default is waived, it is cured and ceases.

              (e) Notwithstanding any other provision of this Note, the right of the Holder to receive payment of the principal of and interest on the Note, on or after the respective due dates expressed in the Note, to convert the Note in accordance with Section 7 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         12.  Covenants of the Company.

              (a) The Company shall duly and punctually pay or cause to be paid the principal of and interest on this Note, at the respective times and in the manner provided for herein.

              (b) The Common Stock which may be delivered upon conversion of the Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid, nonassessable and free of preemptive rights (and shall be issued out of the Company's authorized but unissued Common Stock).

              (c) The Company shall file all reports and other information and documents which it is required to file with the Securities Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

              (d) Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

              (e) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

              (f) Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of the Holder or beneficial owner of this Note make available to such Holder or beneficial owner of Notes or any shares of Common Stock issued upon conversion thereof which continue to be restricted securities in connection with any sale hereof and any prospective purchaser of this Note or such Common Stock designated by such Holder or beneficial owner, the information required pursuant to Rule 144A(d)(4) under the Securities Act (if this Note qualifies for trading pursuant to Rule 144A under the Securities Act) or such Common Stock and it will take such further reasonable action as the Holder or beneficial owner of this Note or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial owner to sell this Note or the shares of Common Stock issued or issuable upon its conversion without registration under the Securities Act within the limitation of the exemption provided by Rule 144A under the Securities Act (if Rule 144A is available for such sale), as such Rule may be amended from time to time. Upon the request of the Holder or any beneficial owner of this Note or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

              (g) The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

              (h) The Company will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law for the Common Stock issuable upon conversion of this Note to be lawfully issued and delivered as provided herein and as set forth in the Registration Rights Agreement.

         13.Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 145 Brandywine Parkway, West Chester, PA 19380, facsimile: (610) 738-6258, attention John E. Osborn, Esq., or (ii) if to the Holder, to the address or facsimile number appearing on the Company's noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         14. Miscellaneous.

              (a) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

              (b) The Company will give prompt written notice to the Holder of any change in the location of the its designated office. Any notice to the Company or to the Holder shall be given in the manner set forth herein, provided that the Holder may specify alternative notice instructions to the Company.

              (c) The Company waives presentment, demand, protest and notice of dishonor and protest and all other demands and notices in connection with the payment and enforcement of this Note. No waiver on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right.

              (d) This Note may not be Transferred (as defined below), except as set forth below.

                   (1) This Note and the Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither the Common Stock issuable upon conversion of this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "Transfer"), except by the Holder to ___________________. and to
                --------
any Affiliate thereof, in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

                   (2) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will deliver a New Note of like tenor and dated as of such cancellation, in lieu of such Note.

                   (3) Such holder represents that it is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act. Such holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws, and cannot be resold.

                   (4) Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to this Note, upon the written approval of the Company and the Holder hereof.

                   (5) The Holder understands that until the shares of Common Stock into which this Note may convert (the "Shares") have been registered
                                             ------
under the Securities Act or otherwise may be sold by the Holder under Rule 144 thereunder, the certificates for the Shares shall bear a restrictive legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to Rule 144 under the Securities Act, or (ii) if such Securities are eligible for sale under Rule 144(k) under the Securities Act, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Promptly upon the effectiveness of a registration statement covering the resale of the Shares, the Company shall use its reasonable best efforts to cause its counsel to deliver an opinion and instructions to the transfer agent of the Company instructing such transfer agent to remove the foregoing legend from any certificates representing the Shares upon receipt of confirmation from a Holder that such Holder intends to sell the Shares in accordance with the Plan of Distribution included in the applicable registration statement.

                   (6) The Company acknowledges and agrees that the Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties to the extent permitted under applicable laws and regulations. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith unless the Company reasonably and in good faith believes that such pledge or grant of security interest may violate applicable laws or regulations. Further, no notice shall be required of such pledge. At the appropriate Holder's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                   (e) THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE HOLDER OF THIS SECURITY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS SECURITY.

                  [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

      Dated:  March 29, 2002

                                          CEPHALON, INC.

                                          By:  /s/ J. Kevin Buchi
                                             -----------------------------------
                                          Name:  J. Kevin Buchi
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

Attest: /s/ John E. Osborn
       ------------------------
Name:  John E. Osborn
Title: Senior Vice President,
       General Counsel & Secretary

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:[]
To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000):
$------------.
If you want the stock certificate made out in another person's name, fill in the form below:
     ___________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________
              (Print or type assignee's name, address and zip code)

                                       Your Signature:

Date:_____________________________     ________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of this Note)

This Conversion Notice must be accompanied by an Incumbency Certificate or the Company must have been previously provided with an Incumbency Certificate that has not been revoked by the Person completing this form.

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL

         To:  Cephalon, Inc.

         The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Cephalon, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of this Note at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated: ___________________________     _________________________________________


                                       _________________________________________
                                       Signature(s)

         Principal amount to be redeemed

         (in an integral multiple of $1,000, if less than all):

         -----------------------


         NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.